UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 19345

Date of Report (Date of earliest event reported): January 24, 2023

Inception Mining, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280 Murray, Utah	84107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 312-8113

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2023, Inception Mining, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Mother Lode Mining, Inc. (“MLM”). The LOI became binding on January 24, 2023.

Pursuant to the terms of the LOI, the Company agreed to sell all of the shares of its wholly-owned subsidiary, Compañía Minera Cerros Del Sur, S.A. de C.V. (“CMCS”), to MLM. CMCS is the Honduran-based company that owns the Clavo Rico mine.

The purchase price for the sale of CMCS by the Company to MLM consisted of the following cash consideration (a) $280,000 was delivered by MLM to the Company on January 3, 2023 to pay outstanding debts owed by the Corporation; (b) $300,000 was delivered by MLM to the Company on January 5, 2023 to satisfy existing debts of the Company; (c) $1,200,000 was delivered by MLM to the Company on January 18, 2021, to pay a settlement amount for existing debt of the Company; (d) $500,000 was delivered by MLM to the Company on January 23, 2021, to satisfy existing debts of the Company; (e) $420,000 was delivered by MLM to the Corporation on January 24, 2023 to satisfy existing debts of the Corporation.

In addition to the amounts already delivered under the LOI, a remaining amount of $2,700,0000 shall be paid by MLM to the Company over a period of twenty-four (24) months (the “Monthly Payments”). The Monthly Payments shall be paid as follows: (i) $25,000 due March 1, 2023, (ii) $50,000 due on the first day of each of April, May and June 2023, and (iii) $100,000 due on the first day of each month for the following twenty months, until February 1, 2025 at which point all amounts due and payable hereunder shall be delivered in a final balloon payment. Outstanding balances and missed Monthly Payments will be secured by a 10% NSR on the Clavo Rico mine production until the Monthly Payments are delivered and the purchase price is paid in full. In addition to the Monthly Payments, the Company will receive a carried forward net profits interest royalty (“NPI”) of 5% on the Clavo Rico mine production until the total NPI paid to the Company is $1,000,000, subject to limited conditions.

The foregoing description of the terms of the LOI is subject to, and qualified in its entirety by, the terms of the LOI, which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure in Item 2.01 below is incorporated by reference into this Item 1.01.

Pursuant to the LOI, the Company agreed to sell to MLM all of the shares of its wholly-owned subsidiary CMCS, including CMCS’ interest in the Clavo Rico mine (the “Disposition”). The Disposition is to be considered effective by the parties as of January 24, 2023.

Item 9.01. Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The unaudited pro forma financial statements of the Company giving effect to the Disposition under the LOI will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Intent with Mother Lode Mining, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Mining, Inc.

Date: February 8, 2023	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Executive Officer